                     AMENDMENT NO. 5 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

                                     C Class

     THIS  AMENDMENT NO. 5 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES  PLAN is made as of the 2nd day of January,  2004, by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the  Issuers  are parties to a certain  Master  Distribution  and
Individual  Shareholder  Services Plan dated September 16, 2000, to be effective
May 1, 2001 and  amended  August 1, 2001,  December  3,  2001,  July 1, 2002 and
September 3, 2002 (the "Plan"); and

     WHEREAS,  the  Issuers'  Boards of  Directors  approved  an increase in the distribution  fee  charged  to the C Class  shares  of the  Funds  reflected  on
Schedule A subject to approval of these Funds' C Class shareholders; and

     WHEREAS, the C Class shareholders of the Funds reflected on Schedule A that have C Class  shareholders  have approved the change,  with the exception of the
Prime Money Market Fund;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Section 1(a) to the Plan is hereby  amended by deleting the text thereof in its entirety and inserting in lieu therefor the following:

     a.   Distribution  Fee. For purposes of paying costs and expenses  incurred in  providing  the  services  set forth in Section 2 below,  the Funds shall pay ACIM, as paying agent for the Funds, a fee equal to 75 basis points  (0.75%) per annum  (except Prime Money Market Fund which shall be 50 basis points  (0.50%)),  each of the average daily net assets of the shares of the Funds' C Class of shares (the "Distribution Fee").

                                      1

     2. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 5.

     3. In the event of a conflict between the terms of this Amendment No. 5 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 5 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 5, the parties hereby confirm and ratify the Plan.

     4. This Amendment No. 5 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 5 as of the date first above written.

                           AMERICAN CENTURY CALIFORNIA TAX-FREE
                           AND MUNICIPAL FUNDS
                           AMERICAN CENTURY GOVERNMENT INCOME TRUST
                           AMERICAN CENTURY INVESTMENT TRUST
                           AMERICAN CENTURY MUNICIPAL TRUST
                           AMERICAN CENTURY TARGET MATURITIES TRUST
                           AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

                           BY:   /s/ Charles A. Etherington
                                 ------------------------------------
                                 Charles A. Etherington
                                 Vice President of each of the Issuers

                                   SCHEDULE A

                         Series Offering C Class Shares

Series                                                     Date Plan Adopted
------                                                     -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE AND
MUNICIPAL FUNDS
>>   California High-Yield Municipal                         May 1, 2001
>>   California Intermediate-Term Tax-Free                   May 1, 2001
>>   California Long-Term Tax-Free                           May 1, 2001

AMERICAN CENTURY GOVERNMENT INCOME TRUST
>>   Ginnie Mae Fund (formerly GNMA Fund)                    May 1, 2001

AMERICAN CENTURY INVESTMENT TRUST
>>   Diversified Bond Fund                                   September 3, 2002
>>   Prime Money Market Fund                                 May 1, 2001
>>   High-Yield Fund                                         July 2, 2002

AMERICAN CENTURY MUNICIPAL TRUST
>>   Arizona Municipal Bond Fund (formerly Arizona           May 1, 2001
     Intermediate-Term Municipal Fund)
>>   Florida Municipal Bond Fund (formerly Florida           May 1, 2001
     Intermediate-Term Municipal Fund)
>>   High-Yield Municipal Fund                               May 1, 2001
>>   Tax-Free Bond Fund (formerly                            May 1, 2001
     Intermediate-Term Tax-Free Fund)

AMERICAN CENTURY TARGET MATURITIES TRUST
>>   Target 2030 Fund                                        May 1, 2001

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
>>   Equity Growth Fund                                      May 1, 2001
>>   Income & Growth Fund                                    May 1, 2001

By:    /s/ Charles A. Etherington
      -----------------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  January 2, 2004